Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Financial Stuart F. Bradt Controller 651-734-4717 sfbradt@bremer.com

Corporate Communications Director Teresa M. Morrow 651-312-3570 tmmorrow@bremer.com

BREMER REPORTS SECOND QUARTER 2006 EARNINGS

St. Paul, Minn. (July 25, 2006) — Bremer Financial Corporation reported net income of $18.0 million for the three months ended June 30, 2006, an increase of 7.5% from the $16.8 million earned for the same three-month period in 2005. On a year-to-date basis through June 30, 2006, net income was $34.4 million compared to $33.0 million earned in 2005, an increase of 4.3%. Return on average equity for both the second quarter of 2006 and the second quarter of 2005 was 13.0%, while return on average assets increased to 1.11% in the second quarter of 2006 compared to 1.07% in the second quarter of 2005.

Net interest income for the second quarter of 2006 was $56.5 million, an increase of $1.4 million or 2.5% from the $55.1 million reported for the same period a year ago. Our net interest margin was 3.86% for the quarters ended June 30, 2006 and June 30, 2005. On a year-to-date basis, our net interest income increased $3.8 million or 3.5% to $112.3 million in 2006 from $108.5 million in 2005, while our net interest margin was 3.88% for the six-month periods ended June 30, 2006 and June 30, 2005. Our net interest margin has remained relatively flat as short-term interest rates have risen during the past year and higher yields on earning assets have been offset by higher interest costs for deposits and borrowings.

“In the face of an increasingly competitive marketplace, our 1,875 employees have remained focused on taking action for their clients and communities,” said CEO Stan Dardis. “While our financial achievements were strong this quarter, I’m particularly proud of the commitment our employees made to help fight hunger in our communities. For the first time ever, Bremer was the corporate sponsor of National Hunger Awareness Week in our markets. Our employees really stepped up to the plate, raising funds and donating volunteer hours to local food shelves. Thanks to their efforts, Bremer raised $66,518 in cash for Second Harvest – earning a $50,000 Otto Bremer Foundation challenge grant and meeting our goal of distributing $1 million in food throughout the foodshelf network. That willingness to take action for our communities is what differentiates Bremer from our competitors.”

Noninterest income increased $3.5 million or 17.9% to $22.9 million in the second quarter of 2006 from $19.4 million for the second quarter of 2005. On a year-to-date basis, noninterest income increased $3.7 million or 9.6% to $41.9 million in 2006 from $38.2 million in 2005. These increases were largely due to increases in gain on sale of loans and service charges.

Noninterest expense increased $3.0 million or 6.5% to $49.4 million in the second quarter of 2006 from $46.4 million in the second quarter of 2005. On a year-to-date basis, noninterest expense increased $6.4 million or 7.1% to $96.8 million in 2006 from $90.4 million in 2005. Increases in personnel costs accounted for approximately 70.0% of the increase in noninterest expense when comparing the two quarterly periods as well as the year-to-date periods. Exclusive of personnel costs, total noninterest expense increased $861.0 thousand or 4.7% when comparing the second quarter of 2006 with the second quarter of 2005.

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Bremer Reports Second Quarter 2006 Earnings

Nonperforming assets were $19.7 million at June 30, 2006 compared to $14.1 million at December 31, 2005 and $12.4 million at June 30, 2005. Correspondingly, the ratio of nonperforming assets to total loans, leases and other real estate owned (OREO) increased to 0.41% at June 30, 2006 from 0.30% at December 31, 2005 and 0.26% at June 30, 2005.

Net charge-offs in the second quarter of 2006 were $410.0 thousand compared to net recoveries of $133.0 thousand in the second quarter of 2005. We recorded a provision for loan losses of $2.5 million in the second quarter of 2006 compared to $2.4 million in the second quarter of 2005. Our ratio of reserve for loan losses to total loans and leases was 1.24% at June 30, 2006, 1.20% at December 31, 2005 and 1.31% at June 30, 2005.

Bremer Financial Corporation is a privately-held, $6.6 billion regional financial services company jointly owned by its employees and the Otto Bremer Foundation. Founded in 1943 by Otto Bremer, the company is headquartered in St. Paul, Minnesota and provides a comprehensive range of banking, investment, trust and insurance services to over 100 locations in Minnesota, North Dakota and Wisconsin. Company profits are distributed in the form of charitable grants by the Otto Bremer Foundation to communities served by Bremer.

Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management as to Bremer’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, and other risks set forth in Item 1A. of Bremer’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, which is incorporated herein by reference.

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Bremer Reports Second Quarter 2006 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share amounts)

	Three months ended June 30,			Six months ended June 30,

	2006	2005	Change	2006	2005	Change

Operating Results:
Total interest income	$104,980	$87,436	20.1%	$203,983	$167,822	21.5%
Total interest expense	48,486	32,312	50.1	91,702	59,331	54.6

Net interest income	56,494	55,124	2.5	112,281	108,491	3.5
Provision for loan losses	2,530	2,430	4.1	5,069	5,709	(11.2)

Net interest income after provision for loan losses	53,964	52,694	2.4	107,212	102,782	4.3
Noninterest income	22,918	19,435	17.9	41,894	38,228	9.6
Noninterest expense	49,385	46,350	6.5	96,827	90,424	7.1

Income before income tax expense	27,497	25,779	6.7	52,279	50,586	3.3
Income tax expense	9,460	8,997	5.1	17,909	17,622	1.6

Net income	$18,037	$16,782	7.5%	$34,370	$32,964	4.3%

Net income per share - basic and diluted	$1.50	$1.40	7.5%	$2.86	$2.75	4.3%
Dividends paid per share	0.58	0.50	16.0	1.16	1.00	16.0

Tax equivalent net interest income	$59,140	$57,395	3.0%	$117,552	$112,962	4.1%
Net charge-offs	410	(133)	NM	993	206	NM

Selected Financial Ratios:
Return on average assets	1.11%	1.07%	0.04	1.07%	1.07%	—
Return on average equity (1)	13.0	13.0	—	12.6	12.9	(0.3)
Average equity to average assets (1)	8.55	8.22	0.33	8.54	8.27	0.27
Net interest margin (2)	3.86	3.86	—	3.88	3.88	—
Operating efficiency ratio (3)	60.2	60.3	(0.1)	60.7	59.8	0.9
Net charge-offs to average loans and leases	0.03	(0.01)	0.04	0.04	0.01	0.03

	June 30, 2006	June 30, 2005		December 31, 2005	Change

Balance Sheet Data:
Total assets	$6,638,952	$6,450,716	2.9%	$6,555,895	1.3%
Securities (4)	1,382,101	1,224,643	12.9	1,374,065	0.6
Loans and leases (5)	4,803,490	4,831,149	(0.6)	4,639,766	3.5
Total deposits	4,745,397	4,471,391	6.1	4,878,352	(2.7)
Short-term borrowings	878,622	1,026,558	(14.4)	736,560	19.3
Long-term debt	370,642	369,246	0.4	322,016	15.1
Redeemable class A common stock	44,605	41,998	6.2	43,730	2.0
Shareholders’ equity	512,962	482,985	6.2	502,904	2.0
Per share book value of common stock	46.46	43.75	6.2	45.55	2.0

Asset Quality:
Reserve for loan losses	$59,704	$63,468	(5.9)%	$55,628	7.3%
Nonperforming assets	19,733	12,403	59.1	14,107	39.9
Nonperforming assets to total loans, leases and OREO	0.41%	0.26%	0.15	0.30%	0.11
Reserve for loan losses to total loans and leases	1.24	1.31	(0.07)	1.20	0.04

(1)	Calculation includes shareholders’ equity and redeemable class A common stock.
(2)	Tax-equivalent basis (TEB).
(3)	Noninterest expense as a percentage of tax-equivalent net interest income and noninterest income.
(4)	Includes securities held-to-maturity and securities available-for-sale.
(5)	Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports Second Quarter 2006 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY BALANCE SHEET AND INCOME STATEMENT
(dollars in thousands)

	Three months ended June 30,				Six months ended June 30,

	2006		2005		2006		2005

	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)

Summary Average Balance Sheet:
Total loans and leases (2)	$4,735,695	7.64%	$4,724,911	6.56%	$4,692,167	7.52%	$4,647,239	6.42%
Total securities (3)	1,372,220	4.89	1,215,262	4.06	1,374,934	4.83	1,208,445	4.04
Total other earning assets	40,678	6.64	17,825	2.50	38,822	6.54	17,911	2.07

Total interest earning assets (4)	$6,148,593	7.02%	$5,957,998	6.04%	$6,105,923	6.91%	$5,873,595	5.92%
Total noninterest earning assets	353,487		348,313		359,484		350,829

Total assets	$6,502,080		$6,306,311		$6,465,407		$6,224,424

Noninterest bearing deposits	$764,666		$773,957		$769,017		$769,169
Interest bearing deposits	3,985,563	3.47%	3,624,484	2.24%	3,966,852	3.32%	3,535,448	2.08%
Short-term borrowings	781,688	4.50	965,913	2.69	768,376	4.27	977,916	2.43
Long-term debt	332,541	6.30	369,449	6.04	327,306	6.30	370,180	6.05

Total interest bearing liabilities	$5,099,792	3.81%	$4,959,846	2.61%	$5,062,534	3.65%	$4,883,544	2.45%
Other noninterest bearing liabilities	81,236		54,263		81,606		56,974
Minority interest	150		150		150		150
Redeemable class A common stock	44,499		41,448		44,168		41,167
Shareholders’ equity	511,737		476,647		507,932		473,420

Total liabilities and equity	$6,502,080		$6,306,311		$6,465,407		$6,224,424

	Three months ended June 30,				Six months ended June 30,

	2006	2005	$ Change	% Change	2006	2005	$ Change	% Change

Summary Income Statement:
Total interest income	$104,980	$87,436	$17,544	20.1%	$203,983	$167,822	$36,161	21.5%
Total interest expense	48,486	32,312	16,174	50.1	91,702	59,331	32,371	54.6

Net interest income	56,494	55,124	1,370	2.5	112,281	108,491	3,790	3.5
Provision for loan losses	2,530	2,430	100	4.1	5,069	5,709	(640)	(11.2)

Net interest income after provision for loan losses	53,964	52,694	1,270	2.4	107,212	102,782	4,430	4.3
Service charges	8,414	7,674	740	9.6	16,032	14,977	1,055	7.0
Insurance	2,391	2,175	216	9.9	5,445	5,446	(1)	(0.0)
Investment management and trust fees	2,936	2,882	54	1.9	6,016	5,729	287	5.0
Brokerage	1,782	1,860	(78)	(4.2)	3,397	3,444	(47)	(1.4)
Gain on sale of loans	4,770	3,304	1,466	44.4	6,929	5,329	1,600	30.0
Loss on sale of securities	—	—	—	NM	(505)	—	(505)	NM
Other	2,625	1,540	1,085	70.5	4,580	3,303	1,277	38.7

Total noninterest income	22,918	19,435	3,483	17.9	41,894	38,228	3,666	9.6
Salaries and wages	23,325	21,892	1,433	6.5	45,864	42,408	3,456	8.1
Employee benefits	6,999	6,258	741	11.8	13,917	12,917	1,000	7.7
Occupancy	3,225	3,066	159	5.2	6,535	6,312	223	3.5
Furniture and equipment	2,947	2,915	32	1.1	6,000	5,797	203	3.5
Data processing fees	2,921	2,849	72	2.5	5,703	5,576	127	2.3
FDIC premiums and examination fees	493	445	48	10.8	997	951	46	4.8
Amortization of intangibles	613	650	(37)	(5.7)	1,226	1,300	(74)	(5.7)
Other	8,862	8,275	587	7.1	16,585	15,163	1,422	9.4

Total noninterest expense	49,385	46,350	3,035	6.5	96,827	90,424	6,403	7.1

Income before income tax expense	27,497	25,779	1,718	6.7	52,279	50,586	1,693	3.3
Income tax expense	9,460	8,997	463	5.1	17,909	17,622	287	1.6

Net income	$18,037	$16,782	$1,255	7.5%	$34,370	$32,964	$1,406	4.3%

(1)

Calculation is based on interest income including $2,646 and $2,271 for the three months ended June 30, 2006 and June 30, 2005 and $5,271 and $4,471 for the six months ended June 30, 2006 and June 30, 2005 to adjust to a fully taxable basis using the federal statutory rate of 35%.

(2)	Net of unearned discount and includes nonaccrual loans and leases.
(3)	Excluding net unrealized gain (loss) on securities available-for-sale.
(4)	Before deducting the reserve for loan losses.